Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 8 to the Registration Statement on Form F-1 of Rise Smart Group Holdings Limited of our report dated April 30, 2025, relating to the consolidated financial statements of Rise Smart Group Holdings Limited and Subsidiaries as of and for the years ended December 31, 2024 and 2023, which appear in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

September 10, 2025